                                                                 Exhibit 4.1


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                             TRITON ENERGY LIMITED


                           TRITON ENERGY CORPORATION


                 CHEMICAL MELLON SHAREHOLDER SERVICES, L.L.C.

                                 as Depositary


                                      AND


                              HOLDERS OF RECEIPTS



                                    Form of

                               Deposit Agreement


                       Dated as of _______________, 1996



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

                              TABLE OF CONTENTS


                                                                          Page
                                                                          ----


                                   ARTICLE I

                                  Definitions..............................  1


                                  ARTICLE II

                     Form of Receipts, Deposit of Shares,
                    Execution and Transfer of Receipts and
                      Withdrawal of Deposited Securities...................  3

      SECTION 2.01.    Form and Transferability of Receipts..................3
      SECTION 2.02.    Deposit of Shares.....................................4
      SECTION 2.03.    Execution and Delivery of Receipts....................5
      SECTION 2.04.    Transfer, Combination and Split-up of Receipts........5
      SECTION 2.05.    Withdrawal of Deposited Securities....................6
      SECTION 2.06.    Limitations on Execution and Delivery and Transfer of
                          Receipts and Withdrawal of Deposited Securities....7
      SECTION 2.07.    Substitution of Receipts..............................8
      SECTION 2.08.    Cancellation and Destruction of Receipts..............8


                                  ARTICLE III

                        Certain Obligations of Holders.......................8

      SECTION 3.01.    Information...........................................8
      SECTION 3.02.    Liability of Holder for Taxes.........................8
      SECTION 3.03.    Warranties on Deposit of Shares.......................9


                                  ARTICLE IV

                             Deposited Securities............................9

      SECTION 4.01.    Cash Distributions....................................9
      SECTION 4.02.    Distributions of Class B Shares..................... 10
      SECTION 4.03.    Rights Distributions................................ 10
      SECTION 4.04.    Other Distributions................................. 11
      SECTION 4.05.    Fixing of Record Date............................... 12
      SECTION 4.06.    Voting of Deposited Securities...................... 13


                                       i
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                                                                          Page
                                                                          ----

      SECTION 4.07.    Changes Affecting Deposited Securities.............. 13
      SECTION 4.08.    Purchase of Shares by Triton
                          Cayman or Triton Delaware........................ 14
      SECTION 4.09.    Exchange of Receipts................................ 16
      SECTION 4.10.    Withholding......................................... 16


                                   ARTICLE V

                        The Depositary and the Issuers..................... 17

      SECTION 5.01.    Maintenance of Depositary's
                          Office and Register; Certain
                          Agents of the Depositary;
                          Lists of Holders................................. 17
            (a)   Depositary's Office...................................... 17
            (b)   The Register............................................. 17
            (c)   Receipt Registrars and Co-Transfer Agents................ 17
            (d)   Lists of Holders......................................... 18
            (e)   Depositary's Agent....................................... 18
      SECTION 5.02.    Prevention or Delay in Performance.................. 18
      SECTION 5.03.    Obligations Limited................................. 19
      SECTION 5.04.    Resignation and Removal of the
                          Depositary; Appointment of
                          Successor Depositary............................. 19
      SECTION 5.05.    Notices and Reports to Holders...................... 20
      SECTION 5.06.    Issuance of Additional Shares, etc.................. 20
      SECTION 5.07.    Indemnification..................................... 21
      SECTION 5.08.    Charges of Depositary............................... 22
      SECTION 5.09.    Statutory Reports................................... 22

                                  ARTICLE VI

                        Amendment and Termination.......................... 22

      SECTION 6.01.    Amendment........................................... 22
      SECTION 6.02.    Termination......................................... 23


                                  ARTICLE VII

                                 Miscellaneous............................. 23
      SECTION 7.01.    Counterparts........................................ 23
      SECTION 7.02.    No Third Party Beneficiaries........................ 23
      SECTION 7.03.    Severability........................................ 23
      SECTION 7.04.    Holders Parties; Binding Effect..................... 24
      SECTION 7.05.    Notices............................................. 24
            (a) To Triton Cayman........................................... 24
            (b)   To Triton Delaware....................................... 24
            (c)   To the Depositary........................................ 24


                                      ii
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            (d)   To the Holders........................................... 24
            (e)   General.................................................. 24

      SECTION 7.06.    Governing Law....................................... 25


EXHIBIT

Exhibit A         Depositary Receipt

                                   FORM OF

                               DEPOSIT AGREEMENT


            DEPOSIT AGREEMENT, dated as of ___________, 1996 among TRITON ENERGY LIMITED, a Cayman Islands company (and its successors, "Triton Cayman"), TRITON ENERGY CORPORATION, a Delaware corporation (and its successors, "Triton Delaware" and, together with Triton Cayman, the "Issuers"), CHEMICAL MELLON SHAREHOLDER SERVICES, L.L.C., a New York corporation, as depositary (and any successor depositary hereunder, the "Depositary"), and all holders from time to time of Receipts issued hereunder.


                              W I T N E S S E T H:


            WHEREAS, the Issuers desire to provide for the deposit of Shares from time to time with the Depositary and for the execution and delivery of Receipts evidencing the Depositary Shares representing the Shares as deposited; and

            WHEREAS, the Receipts are to be substantially in the form of Exhibit A annexed hereto;

            NOW THEREFORE, in consideration of the premises, it is agreed by and between the parties hereto as follows:


                                   ARTICLE I

                                  Definitions

            The following definitions shall apply to the respective terms (in the singular and plural forms of such terms) used in this Deposit Agreement and the Receipts:

            "ARTICLES OF ASSOCIATION" means the Articles of Association of Triton Cayman as from time to time amended.

            "CERTIFICATE OF DESIGNATION" shall mean the Certificate of Designation, as amended from time to time, establishing and setting forth the rights, preferences, privileges and limitations of the Triton Delaware Preferred Stock.

            "CLASS A SHARES" shall mean Class A Ordinary Shares, par value $.01 per share, of Triton Cayman.

            "CLASS B SHARES" shall mean Class B Ordinary Shares, par value $.01 per share, of Triton Cayman.

            "COMMISSION" shall mean the Securities and Exchange Commission of the United States or any successor governmental agency.

            "DEPOSIT AGREEMENT" shall mean this Agreement, as the same may be amended from time to time in accordance with the provisions hereof.

            "DEPOSITARY'S OFFICE" shall mean the office of the Depositary for the administration of depositary receipts.

            "DEPOSITARY SHARES" shall mean the rights evidenced by the Receipts executed and delivered hereunder, including the interests in the Deposited Securities granted to the holders of Receipts pursuant to the terms and conditions of this Deposit Agreement. Each Depositary Share shall represent the right to receive one Share unless there shall occur (i) a distribution upon Class B Shares referred to in Section 4.02 or (ii) a change in Deposited Securities referred to in Section 4.07, in which case each Depositary Share shall represent the right to receive the Deposited Securities specified in the applicable Section.

            "DEPOSITED SECURITIES" as of any time shall mean all Shares at such time deposited under this Deposit Agreement and any and all Class B Shares, securities, property and cash received at any time by the Depositary in respect or in lieu of such deposited Shares, Class B Shares, securities, property and cash at such time held hereunder.

            "HOLDER" shall mean the person or persons in whose name a Receipt is registered on the register maintained by the Depositary for such purpose.

            "RECEIPTS" shall mean the Depositary Receipts executed and delivered hereunder, in substantially the form of Exhibit A hereto, evidencing Depositary Shares.

            "SECURITIES ACT OF 1933" shall mean the United States Securities Act of 1933, as from time to time amended. The term "SECURITIES EXCHANGE ACT of 1934" shall mean the United States Securities Exchange Act of 1934, as from time to time amended.

            "SHARES" shall mean units (which shall be paired) or rights to receive units, each consisting of one Class B Share (as adjusted from time to time for distributions upon Class B Shares referred to in Section 4.02 or changes in Class B Shares referred to in Section 4.07) and one-tenth of one share of Triton Delaware Preferred Stock (except as otherwise provided in Section 4.07).

            "THE COMPANIES LAW" means the Companies Law (1995 Revision) as amended from time to time.

            "TRITON DELAWARE PREFERRED STOCK" shall mean Participating Preferred Stock, par value $.01 per share, of Triton Delaware.



                                  ARTICLE II

                     Form of Receipts, Deposit of Shares,
                    Execution and Transfer of Receipts and
                      Withdrawal of Deposited Securities

            SECTION 2.01. FORM AND TRANSFERABILITY OF RECEIPTS. (a)FORM. Receipts shall be engraved or printed or lithographed on steel-engraved borders and underlying tint and shall be substantially in the form set forth in Exhibit A annexed hereto, with appropriate insertions, modifications and omissions as hereinafter provided. Pending the preparation of definitive Receipts, the Depositary, upon the written order of Triton Cayman or Triton Delaware shall execute and deliver temporary Receipts that are printed, lithographed, typewritten, mimeographed or otherwise substantially of the tenor of the definitive Receipts in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the persons executing such Receipts may determine, as evidenced by their execution of such Receipts. If temporary Receipts are issued, Triton Cayman, Triton Delaware and the Depositary will cause definitive Receipts to be prepared without unreasonable delay. After the preparation of definitive Receipts, the temporary Receipts shall be exchangeable for definitive Receipts upon surrender of the temporary Receipts at an office described in the first paragraph of Section 2.03, without charge to the holder. Upon surrender for cancellation of any one or more temporary Receipts, the Depositary shall execute and deliver in exchange therefor definitive Receipts representing the same number of Shares as represented by the surrendered temporary Receipt or Receipts. Such exchange shall be made at the expense of the Issuers and without any charge to the holder thereof. Until so exchanged, the temporary Receipts shall in all respects be entitled to the same benefits under this Deposit Agreement, and with respect to the Deposited Securities, as definitive Receipts.

            Receipts may be issued in denominations of any number of Depositary Shares. Receipts shall be executed by the Depositary by the manual signature of a duly authorized officer of the Depositary; PROVIDED that such signature may be a facsimile if a Receipt registrar shall have been appointed pursuant to
Section 5.01 and such Receipts are countersigned by the manual signature of a duly authorized officer of the Receipt registrar or any co-registrar. Unless so executed, no Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose. The Depositary shall maintain a register in which each Receipt so executed and delivered as hereinafter provided and the transfer of each such Receipt shall be registered. Receipts bearing the facsimile signature of anyone who was at any time a duly authorized officer of the Depositary shall bind the Depositary, notwithstanding that such officer has ceased to hold such office prior to the delivery of such Receipts. The Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with this Deposit Agreement as may be required by the Depositary in respect of its obligations hereunder or as may be required to comply with any applicable law or regulations or with the rules and regulations of any securities exchange upon which Receipts may be traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

            (b) TRANSFERABILITY. Title to a Receipt (and to the Deposited Securities represented by the Depositary Shares evidenced thereby), when properly endorsed or accompanied by properly executed instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument; PROVIDED that until a Receipt shall be transferred on the books of the Depositary as provided in Section 2.04, the Depositary may, notwithstanding any notice to the contrary, treat the Holder thereof at such time as the absolute owner thereof for the purpose of determining the person entitled to any distribution or notice and for all other purposes.

            SECTION 2.02. DEPOSIT OF SHARES. (a) DEPOSIT WITH DEPOSITARY. Shares may be deposited under this Deposit Agreement by delivery thereof to the Depositary, properly endorsed or accompanied by a duly executed instrument or instruments of transfer in form satisfactory to the Depositary, together with any other documents and payments required under this Deposit Agreement, and a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts for the number of Depositary Shares representing such deposited Shares.

            (b) ASSIGNMENT AND PROXY. If required by the Depositary, Shares presented for deposit at any time, whether or not any register of shareholders of Triton Cayman or Triton Delaware are closed, shall also be accompanied by (1) an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Depositary or its nominee of any dividend on the Class B Shares or Triton Delaware Preferred Stock which are a part of such Shares or right to subscribe for additional Class B Shares or to receive other property which any person in whose name the Shares are or have been recorded may thereafter receive upon or in respect of the Class B Shares or Triton Delaware Preferred Stock which are a part of such deposited Shares, or in lieu thereof such agreement of indemnity or other agreement as shall be satisfactory to the Depositary, and (2) if the Shares are registered in the name of the person on whose behalf they are presented for deposit, a proxy or proxies entitling the Depositary to vote the Class B Shares or Triton Delaware Preferred Stock which are a part of such deposited Shares for any and all purposes until such Class B Shares and Triton Delaware Preferred Stock are registered in the name of the Depositary or its nominee.

            (c)  REGISTRATION AND HOLDING.  Upon each delivery to the
Depositary of a certificate or certificates for Shares (or other Deposited Securities pursuant to Sections 4.02 through 4.04 and Section 4.07) in registered form to be deposited hereunder, together with any other documents and payments required under this Deposit Agreement, the Depositary shall, as soon as practicable, present such certificate or certificates for registration of transfer of the Class B Shares and Triton Delaware Preferred Stock which are a part of the Shares, or other Deposited Securities, being deposited in the name of the Depositary or its nominee at the cost and expense of the person making such deposit (or for whose benefit such deposit is made) and shall obtain evidence satisfactory to it of such registration. Deposited Securities shall be held by the Depositary for the account and to the order of the Depositary in an account to be established by the Depositary at the Depositary's Office.

            SECTION 2.03. EXECUTION AND DELIVERY OF RECEIPTS. After the deposit of any Shares pursuant to Section 2.02, the Depositary, subject to this Deposit Agreement, shall execute and deliver at the Depositary's Office to or upon the order of the person or persons named in the written order delivered to the Depositary, a Receipt or Receipts, registered in the name or names requested by such person or persons, and evidencing in the aggregate the number of Depositary Shares to which such person or persons are entitled. The Depositary shall execute and deliver such Receipt or Receipts at the Depositary's Office, except that, at the request, risk and expense of any person requesting such delivery, such delivery may be made at such other place as may be designated by such person. In each case, delivery will be made only upon payment by such person to the Depositary of all taxes and other governmental charges and any fees payable in connection with such deposit and the transfer of the Shares.

            The Issuers shall deliver to the Depositary from time to time such quantities of Receipts as the Depositary may reasonably request to enable the Depositary to perform its obligations under this Deposit Agreement.

            SECTION 2.04.  TRANSFER, COMBINATION AND SPLIT-UP OF RECEIPTS.
The Depositary, subject to this Deposit Agreement, shall register transfers of Receipts in the Receipt register from time to time upon any surrender of a Receipt at any of its designated transfer offices by the Holder in person or by duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by applicable law. Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto evidencing the same aggregate number of Depositary Shares as those evidenced by the Receipts surrendered. The Depositary, subject to this Deposit Agreement, shall upon surrender at any of its designated transfer offices of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of Depositary Shares requested, evidencing the same aggregate number of Depositary Shares as those evidenced by the Receipt or Receipts surrendered.

            SECTION 2.05. WITHDRAWAL OF DEPOSITED SECURITIES. Until such time as the Issuers otherwise notify the Depositary, the Deposited Securities represented by Depositary Shares evidenced by a Receipt may not be withdrawn.
If at any time the Issuers determine to permit such withdrawal, upon surrender of a Receipt (properly endorsed in blank or accompanied by a proper instrument or instruments of transfer in blank, to the extent required by the Depositary), at the Depositary's Office or at such other offices as it may designate and the Holder's written order directing the Depositary to cause the Deposited Securities represented by the Depositary Shares evidenced by such Receipt to be withdrawn and delivered to or upon the written order of the person or persons designated in such order, the Depositary shall deliver without unreasonable delay, subject to this Deposit Agreement and to the provisions of or governing Deposited Securities, to or upon the written order of the person or persons designated in such order, the Deposited Securities at the time represented by the Depositary Shares evidenced by such Receipt, and the Depositary shall so deliver such Deposited Securities, at the office of the Depositary, except that the Depositary may, in its discretion, at the request, risk and expense of the Holder make delivery of such Deposited Securities without unreasonable delay to such person or persons at any other place specified by the Holder in such order. To the extent that fractional interests in Shares or other Deposited Securities are not available for delivery, the Depositary may at its option deliver a Receipt or cash proceeds thereof in lieu of any such fractional interest to which any person would be entitled pursuant to the preceding sentence. Directions shall be given by letter or, at the request, risk and expense of the Holder, by cable, telex or facsimile transmission. Delivery of Deposited Securities may be made by the delivery of certificates, to the extent such Deposited Securities may be represented by certificates, which, if required by law, shall be properly endorsed or accompanied by properly executed instruments of transfer, and if such certificates may be so registered, registered in the name of such Holder, or as ordered by such Holder or properly endorsed or accompanied by proper instruments of transfer.

            SECTION 2.06.  LIMITATIONS ON EXECUTION AND DELIVERY AND TRANSFER
OF RECEIPTS AND WITHDRAWAL OF DEPOSITED SECURITIES. As a condition precedent to the execution and delivery, registration, registration of transfer, split-up or combination of any Receipt, the delivery of any distribution thereon (including any distributions on Class B Shares and Triton Delaware Preferred Stock) or the withdrawal of any Deposited Securities, the Depositary or the Issuers may require of the Holder, the presenter of the Receipt or the depositor of Shares: (a) payment of a sum sufficient to pay or reimburse it for payment of (i) any stock transfer or other tax or other governmental charge with respect thereto and (ii) any transfer or registration fees for the registration of transfers of the Class B Shares or Triton Delaware Preferred Stock which are a part of the Shares or other Deposited Securities upon any applicable register;
(b) the production of proof satisfactory to it as to the identity and genuineness of any signature and as to any other matter contemplated by Section 3.01; and, (c) compliance with such reasonable regulations, if any, as the Depositary may establish consistent with the provisions of this Deposit Agreement. The delivery of Receipts against deposits of Shares may be suspended, deposits of Shares may be refused, or the registration of transfer of Receipts, their split-up or combination or the withdrawal of Deposited Securities may be suspended, in particular instances or generally, when the Receipt register or any register for the Class B Shares or the Triton Delaware Preferred Stock which are a part of the Shares or other Deposited Securities is closed, or any time or from time to time when any such action is deemed necessary or advisable by the Depositary or either Issuer for any reason, including without limitation any requirement of law or of any government or governmental body or commission, any provision of this Deposit Agreement or the provisions of or governing Deposited Securities, any meeting of holders of the Class B Shares or the Triton Delaware Preferred Stock which are a part of the Shares or any payment of dividends. The Depositary will not issue Receipts for rights to receive Shares (except for evidence of rights to receive Shares from Triton Cayman, or any registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares) unless such rights are fully collateralized with cash or United States government securities. Such collateral, but not the earnings thereon, shall be held for the benefit of the Holders. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares required to be registered pursuant to the provisions of the Securities Act of 1933, unless a registration statement under the Securities Act of 1933 is in effect as to such Shares. The Depositary will comply with written instructions of Triton Cayman not to accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate Triton Cayman's compliance with the securities laws in the United States.

            SECTION 2.07. SUBSTITUTION OF RECEIPTS. In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Receipt of like tenor, in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed or lost or stolen Receipt, unless the Depositary has notice that such Receipt has been acquired by a bona fide purchaser, upon the Holder thereof filing with the Depositary (a) a request for such execution and delivery and (b) a sufficient indemnity bond and satisfying any other reasonable requirements imposed by the Depositary, including, without limitation, evidence satisfactory to the Depositary of such destruction or loss or theft of such Receipt, the authenticity thereof and the Holder's ownership thereof.

            SECTION 2.08. CANCELLATION AND DESTRUCTION OF RECEIPTS. All Receipts surrendered to the Depositary shall be cancelled by the Depositary. The Depositary is authorized to destroy Receipts so cancelled.


                                  ARTICLE III

                        Certain Obligations of Holders

            SECTION 3.01. INFORMATION. Any person presenting Shares for deposit or any Holder of a Receipt may be required from time to time to file with the Depositary such proof as to citizenship, residence, exchange control approval, legal or beneficial ownership of Receipts, Deposited Securities or other securities, compliance with all applicable laws and regulations, all applicable provisions of or governing Deposited Securities, and the terms of this Deposit Agreement, or other information, and to execute and deliver to the Depositary such certificates, including such representations and warranties, as the Depositary may deem necessary or proper or as either Issuer may require by written request to the Depositary. The Depositary may withhold the delivery or registration of transfer or purchase of any Receipt or any distribution on or withdrawal of any Deposited Securities represented by the Depositary Shares evidenced by such Receipt until the foregoing is accomplished to such Issuer's and the Depositary's satisfaction.

            SECTION 3.02. LIABILITY OF HOLDER FOR TAXES. If any tax or other governmental charge shall become payable by or on behalf of the Depositary with respect to any Receipt or any Class B Shares or Triton Delaware Preferred Stock which are a part of the Shares or any other Deposited Securities represented by the Depositary Shares evidenced by such Receipt, such tax or other governmental charge shall be payable by the Holder of such Receipt, who shall pay the amount thereof to the Depositary. The Depositary may refuse to effect registration of transfer of such Receipt or any split-up or combination thereof or any withdrawal of such Deposited Securities until such payment is made, and may withhold or deduct from any distributions on the Class B Shares or Triton Delaware Preferred Stock which are a part of such Shares or such Deposited Securities or may sell for the account of the Holder thereof any part or all of such Deposited Securities (after attempting by reasonable means to notify such Holder prior to such sale), and may apply such cash or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder of such Receipt remaining liable for any deficiency. The Depositary shall act as the withholding agent for any payments, distributions and exchanges made with respect to the Deposited Securities. The Depositary shall be responsible with respect to the Deposited Securities for the timely (i) collection and deposit of any required withholding or backup withholding tax and (ii) filing of any information returns or other documents with federal (and other applicable) taxing authorities. In the event the Depositary is required to pay any such amounts, the Issuers shall reimburse the Depositary for payment thereof upon the request of the Depositary and the Depositary shall, upon the Issuers' request and as instructed by the Issuers, pursue its rights against such holder at the Issuers' expense.

            SECTION 3.03. WARRANTIES ON DEPOSIT OF SHARES. Every person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that the Class B Shares and Triton Delaware Preferred Stock which are a part of such Shares and each certificate therefor are validly issued and outstanding, fully paid, nonassessable and free of preemptive rights, and that the person making such deposit is duly authorized so to do. Such representations and warranties shall survive the deposit of Shares and the execution and delivery of Receipts therefor.


                                  ARTICLE IV

                             Deposited Securities

            SECTION 4.01. CASH DISTRIBUTIONS. Whenever the Depositary shall receive any cash dividend or other cash distribution (other than a cash distribution on a purchase of the Shares pursuant to Section 4.08) upon the Class B Shares or Triton Delaware Preferred Stock which are a part of any Shares or any other Deposited Securities, the Depositary shall, and after fixing a record date in respect thereof pursuant to Section 4.05, subject to this Deposit Agreement, distribute the amount thus received, by checks drawn on a bank in The City of New York, to the Holders on such record date of Receipts evidencing Depositary Shares representing such Deposited Securities, in proportion to the number of Depositary Shares representing such Deposited Securities held by each of them respectively; PROVIDED that the Depositary shall make appropriate adjustments in the amounts so distributed in respect of (a) any of such Deposited Securities being not entitled, by reason of its date of issuance or otherwise, to receive all or any portion of such distribution or (b) any amounts required to be withheld by either of the Issuers or the Depositary from any such distribution on account of taxes. Each such distribution shall be accompanied or preceded by a notice from the Depositary to each Holder specifying the portion of such dividend or distribution consisting of a dividend or distribution on Class B Shares and the portion of such dividend or distribution consisting of a dividend or distribution on Triton Delaware Preferred Stock.
The Depositary shall distribute only such amount as can be distributed without distributing to any Holder a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders of Receipts then outstanding.

            SECTION 4.02. DISTRIBUTIONS OF CLASS B SHARES. If any distribution upon any Class B Shares which are a part of the Shares consists of a dividend in, or free distribution (through capitalization of profits or otherwise) of, Class B Shares, each Depositary Share shall thenceforth also represent its proportionate interest in the additional Class B Shares so distributed and each Share shall thereupon include its proportionate interest in such additional Class B Shares. Triton Cayman agrees that it will take all necessary action, and comply in all material respects with all applicable United States and Cayman Islands laws and regulations, in order to permit any such distribution to be made to the Holders, including, without limitation, causing, if necessary, a registration statement under the Securities Act of 1933 covering such offering to be declared effective and to remain in effect; PROVIDED that if the aggregate fair market value as determined by Triton Cayman of the Class B Shares to be issued to the Depositary on behalf of the Holders is less than $5,000,000, (i) Triton Cayman will not be required to so comply or take such action and (ii) the Depositary (after consultation with Triton Cayman) shall, in lieu making such rights available to the Holder, sell or otherwise dispose of such Class B Shares and distribute the net proceeds as in the case of a distribution received in cash pursuant to Section 4.01.

            SECTION 4.03. RIGHTS DISTRIBUTIONS. If Triton Cayman shall offer or cause to be offered to the holders of any of its securities constituting a part of the Deposited Securities any rights to subscribe for or acquire additional Class A Shares or any other securities of Triton Cayman or any other rights of any nature which it is required to offer or cause to be offered to the holders of such securities pursuant to the Articles of Association or the Companies Act, the Depositary shall distribute the warrants or other instruments representing such rights in such form as it may determine (after consultation with Triton Cayman) to the Holders of Receipts evidencing Depositary Shares representing Deposited Securities, on a record date fixed pursuant to Section
4.05 in proportion to the number of Depositary Shares representing Deposited Securities held by each of them respectively, or employ such other method (after consultation with Triton Cayman) as it may deem feasible in order to facilitate the exercise, sale or transfer of such rights by such Holders. Triton Cayman agrees that it will take all necessary actions, and comply in all material respects with all applicable United States and Cayman Islands laws and regulations, in order to permit such rights to be offered to the Holders, including without limitation, causing a registration statement under the Securities Act of 1933 covering such offering to be declared effective and remain in effect; PROVIDED that if the aggregate fair market value as determined by Triton Cayman of the Class A Shares or any other securities with respect to which such rights are issued to the Depositary on behalf of the Holders is less than $5,000,000, (i) Triton Cayman will not be required to so comply or take such action and (ii) the Depositary (after consultation with Triton Cayman) shall, in lieu of making such rights available to the Holders, sell or otherwise dispose of such rights and distribute the net proceeds thereof as in the case of a distribution received in cash pursuant to Section 4.01.

            Notwithstanding the foregoing, if any rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary in its sole discretion may sell such rights or such warrants or other instruments at public or private sale, at such place or places and upon such terms as it may deem proper, and may allocate the proceeds of such sales for the account of the Holders otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions, or the date of delivery of any Receipt or Receipts, or otherwise, and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.01.

            SECTION 4.04. OTHER DISTRIBUTIONS. If Triton Cayman makes a distribution of securities or other property (other than cash, Class B Shares or a distribution of rights subject to Section 4.03) to the holders of any of its securities constituting a part of the Deposited Securities which it is required to offer or cause to be offered to the holders of such securities by the Articles of Association or the Companies Act, the Depositary shall cause the securities or property so distributable to be distributed to the Holders of Receipts evidencing Depositary Shares representing Deposited Securities on a record date fixed pursuant to Section 4.05, in proportion to the number of Depositary Shares representing Deposited Securities held by each of them respectively, in any manner that the Depositary may (after consultation with Triton Cayman) deem equitable and practicable for accomplishing such distribution, including, in the case of securities, with the consent of Triton Cayman, depositing such securities in a depositary share facility for such securities and distributing to the Holders depositary shares representing the securities so deposited; PROVIDED that if, in the case of a distribution (other than a distribution in respect of Deposited Securities of securities having an aggregate fair market value as determined by Triton Cayman of $5,000,000 or more), in the opinion of the Depositary (after consultation with Triton Cayman) such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including any tax withholding requirement) the Depositary deems such distribution not to be feasible, the Depositary may (after consultation with Triton Cayman) adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the distribution by the Depositary to the Holders of the net proceeds of any such sale as in the case of a distribution received in cash pursuant to Section 4.01.

            Triton Cayman agrees that it will take all necessary action, and comply in all material respects with all applicable United States and Cayman Islands laws and regulations, in order to permit any such distribution to be made to the Holders, including without limitation, causing, if necessary, a registration statement under the Securities Act of 1933 covering such offering to be declared effective and to remain in effect (other than a distribution in respect of Deposited Securities of securities having an aggregate fair market value as determined by Triton Cayman of $5,000,000 or less). Notwithstanding the foregoing, in lieu of distributing fractions of such securities, the Depositary may sell that number of such securities represented by the aggregate of such fractions and distribute the net proceeds of such sale as in the case of a distribution received in cash pursuant to Section 4.01.

            No such distribution shall alter the composition of a Share.

            SECTION 4.05. FIXING OF RECORD DATE. Whenever any distribution is being made upon the Class B Shares or Triton Delaware Preferred Stock which are a part of the Shares or any other Deposited Securities or any meeting of holders of such Class B Shares, Triton Delaware Preferred Stock or other Deposited Securities is being held or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary shall fix a record date for the determination of the Holders of Receipts evidencing Depositary Shares representing Deposited Securities who shall be entitled to receive such distribution or the net proceeds of the sale thereof, to give instructions for the exercise of voting rights at any such meeting, to receive such notice or solicitation or to act in respect of such other matter. Subject to this Deposit Agreement, only such Holders at the close of business on such record date shall be entitled to receive any such distribution or proceeds, to give such voting instructions, to receive such notice or solicitation or to act in respect of any such other matter. Whenever a distribution (whether of cash, rights or otherwise) is made on the Class B Shares or Triton Delaware Preferred Stock which are part of the Shares or any other Deposited Securities, and a record date is fixed by Triton Cayman or Triton Delaware for the purpose of determining the persons entitled to receive such distribution or proceeds, to give such voting instructions, to receive such notice or solicitation or to act in respect of any such other matter, then unless Triton Cayman or Triton Delaware, as the case may be, otherwise agrees, the Depositary shall choose the same record date.

            SECTION 4.06. VOTING OF DEPOSITED SECURITIES. As soon as practicable after receipt of notice of any meeting or solicitation of consents or proxies of holders of the Class B Shares or Triton Delaware Preferred Stock which are a part of the Shares or any other Deposited Securities, the Depositary shall mail to the Holders a notice containing (a) such information as is contained in such notice of meeting or solicitation, and (b) a statement that each Holder at the close of business on a specified record date will be entitled, subject to any of the provisions of law and the provisions of or governing the Deposited Securities, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to such Class B Shares, Triton Delaware Preferred Stock or other Deposited Securities represented by the Depositary Shares evidenced by such Holders' Receipts, including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person designated by the applicable Issuer, (c) a statement as to the manner in which such instructions may be given and (d) if applicable, a statement of the procedures to be followed to permit the Holder to attend any meeting in person and exercise voting and other powers available to holders of such Class B Shares, Triton Delaware Preferred Stock or any other Deposited Securities. Upon the written request of a Holder on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as practicable and permitted under any applicable provisions of law and the provisions of or governing Deposited Securities to vote or cause to be voted such Class B Shares, Triton Delaware Preferred Stock or other Deposited Securities represented by the Depositary Shares evidenced by such Holder's Receipts in accordance with any nondiscretionary instructions set forth in such request. The Depositary shall not vote any Class B Shares, Triton Delaware Preferred Stock or other Deposited Securities except in accordance with written instructions from Holders entitled hereunder to give such instructions.

            SECTION 4.07. CHANGES AFFECTING DEPOSITED SECURITIES. Upon any split-up, division, subdivision, consolidation, cancellation or any other reclassification of Class B Shares or any other Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting Triton Cayman or to which it is a party, any securities that shall be received by the Depositary in exchange for, or in conversion, replacement, or otherwise in respect of, Class B Shares or any other Deposited Securities shall be treated as Deposited Securities under this Deposit Agreement, and the Receipts shall thenceforth evidence Depositary Shares representing the right to receive the Deposited Securities including the securities so received. In any such case the Depositary may with Triton Cayman's approval, and shall if Triton Cayman shall so request, subject to this Deposit Agreement, call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such newly received Deposited Securities.

            Upon any split-up, consolidation, cancellation or any other reclassification of Triton Delaware Preferred Stock, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting Triton Delaware or to which it is a party, or in connection with the liquidation, dissolution or winding up of Triton Delaware, any securities that shall be received by the Depositary in exchange for, or in conversion, replacement, or otherwise in respect of, Triton Delaware Preferred Stock shall be distributed to the Holders in the same manner as provided in Section 4.04 with respect to distributions for which Section 4.04 is applicable, and thereafter (subject to Section 4.09) a Share shall consist only of Class B Shares and all other Deposited Securities other than the Triton Delaware Preferred Stock except where such securities are received in respect of Triton Delaware Preferred Stock.

            SECTION 4.08. PURCHASE OF SHARES BY TRITON CAYMAN OR TRITON DELAWARE. As soon as practicable after receipt of notice that Triton Cayman or Triton Delaware is purchasing all or part of the Shares, the Depositary shall surrender the Shares pursuant to the terms as found in such notice and mail to the Holders a notice containing (a) such information as is contained in such notice of purchase and (b) a statement that, on and after a date specified by the Depositary in such notice, each Holder shall be entitled to receive, upon presentation of the Receipts held by such Holder at the Depositary's office, the purchase price for the Shares being purchased represented by the Depositary Shares evidenced by such Receipts less any amount required to be withheld by Triton Cayman, Triton Delaware or the Depositary from any such payment in respect of taxes.

            The Depositary shall, as directed by Triton Cayman or Triton Delaware, mail to each Holder, first class postage prepaid, the notice of the purchase of Shares, not less than 30 and not more than 60 days prior to the date fixed for purchase (the "purchase date") of such Shares. Neither failure to mail any such notice to one or more such holders nor any defect in any notice shall affect the sufficiency of the proceedings for purchase.

            In case fewer than all the outstanding Shares are to be purchased, the Shares to be purchased shall be selected by lot or pro rata (as nearly as practicable without creating fractional shares) or by any other equitable method determined by the Board of Directors of Triton Cayman or Triton Delaware, as the case may be.

            Notice having been mailed by the Depositary as aforesaid, from and after the purchase date (unless Triton Cayman or Triton Delaware, as the case may be, shall have failed to purchase the Shares to be purchased by it as set forth in its notice provided for above), the Shares called for purchase and the Depositary Shares representing such Shares shall be deemed no longer to be outstanding and all rights of the holders of Receipts evidencing the Depositary Shares representing the Shares purchased (except the right to receive the Class A Shares (or Class C Shares) or cash or combination thereof upon purchase) shall, to the extent of such Shares purchased, cease and terminate.

            Upon surrender in accordance with said notices of the Receipts evidencing the Depositary Shares representing the Shares purchased (properly endorsed or assigned for transfer, if the Depositary shall so require), such Receipts shall entitle the Holder thereof to receive (as nearly as may be practicable without creating fractional shares), the number of Class A Shares or Class C Shares or amount of cash or combination thereof required to purchase the Shares represented by the Depositary Shares evidenced by such Receipts and the Receipts shall thereafter evidence the right to receive Deposited Securities (other than the Shares); provided that, at Triton Cayman's request, if Class C Shares are used to purchase the Shares, the Depositary shall distribute the cash portion of the purchase price, if any, to the holders of the Receipts being purchased as in the case of a distribution pursuant to Section 4.01 and such Receipts shall thereafter represent the right to receive the number of Class C Shares (as nearly may be practicable without creating fractional shares) required to purchase the Shares represented by the Depositary Shares evidenced by such Receipts (less the cash portion, if any, of the purchase price) and the right to receive the Deposited Securities (other than the Shares), if any. In any such case, the Depositary may, with Triton Cayman's approval, and shall if Triton Cayman shall so request, at the time of the distribution of the cash, Class A Shares or combination thereof in connection with the purchase of the Shares, call for the presentation and surrender of the Receipts and distribute the Class C Shares and the remaining Deposited Securities, if any, to the Holders in proportion to the number of Depositary Shares representing Deposited Securities held by each such Holder.

            To the extent any part of the purchase price for the Shares is paid in cash, such amount shall be paid by checks drawn on a bank in The City of New York.

            If fewer than all of the Shares represented by Depositary Shares evidenced by a Receipt are called for purchase, the Depositary will deliver to the holder of such Receipt upon its surrender to the Depositary, a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not called for purchase, together with the Class A Shares or Class C Shares (if distributed) or cash or combination thereof for the Shares called for purchase and if Class C Shares are used and Triton Cayman requests that certificates for Class C Shares not be distributed as provided above, a Receipt evidencing the Class C Shares.

            To the extent that Shares are purchased for Class A Shares (or Class C Shares) and all of such Class A Shares (or Class C Shares) cannot be distributed to the record holders of Receipts without creating fractional interests in such Class A Shares (or Class C Shares), the Depositary may, with the consent or Triton Cayman, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of such Class A Shares (or Class C Shares) representing in the aggregate such fractional interests at such place or places and upon such terms as it may deem proper, and the net proceeds of any such sale shall, subject to Section 3.02, be distributed or made available for distribution to such record holders that would otherwise receive fractional interests in such Class A Shares (or Class C Shares).

            SECTION 4.09. EXCHANGE OF RECEIPTS. In the event that the Board of Directors of Triton Cayman determines pursuant to the Articles of Association (whether as a result of the redemption of Triton Delaware Preferred Stock, the liquidation, dissolution or winding up of Triton Delaware or otherwise) to cause the Class B Shares (or Class C Shares) to be converted into Class A Shares, then, as soon as practicable upon the receipt of written notice from Triton Cayman, the Depositary shall call for the surrender of outstanding Receipts to be exchanged for Class A Shares.

            SECTION 4.10. WITHHOLDING. In connection with any distribution (which for this purpose shall include purchase of the Shares pursuant to Section 4.08) to Holders, each Issuer will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by such Issuer; and the Depositary will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Depositary. The Depositary will forward to the applicable Issuer such information from its records as such Issuer may reasonably request to enable such Issuer to file necessary reports with governmental authorities or agencies, and either the applicable Issuer or the Depositary may file any such reports necessary to obtain benefits under any applicable tax treaties for Holders. Notwithstanding anything contained herein to the contrary, if the Depositary determines that any distribution in property other than cash (including rights) on Deposited Securities is subject to any tax that the Depositary is obligated to withhold, the Depositary may, (after consultation with Triton Cayman if practicable) dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale and/or the balance of any such property after deduction of such taxes to the Holders entitled thereto as in the case of a distribution pursuant to Sections 4.01 through 4.04.


                                   ARTICLE V

                        The Depositary and the Issuers

            SECTION 5.01. MAINTENANCE OF DEPOSITARY'S OFFICE AND REGISTER; CERTAIN AGENTS OF THE DEPOSITARY; LISTS OF HOLDERS. (a)DEPOSITARY'S OFFICE. The Depositary shall maintain at its transfer office in the Borough of Manhattan, The City of New York, facilities for the delivery and surrender of Shares, the execution and delivery, registration, registration of transfer, combination, split-up and purchase of Receipts and the withdrawal of Deposited Securities all in accordance with the provisions of this Deposit Agreement.

            (b) THE REGISTER. The Depositary shall keep at its transfer office in the Borough of Manhattan, The City of New York, a register for the registration of Receipts and transfers of Receipts that at all reasonable times shall be open for inspection by the Holders and the Issuers; PROVIDED that such inspection shall not be for the purpose of communication with Holders in the interest of a business or object other than the business of the Issuers or a matter related to this Deposit Agreement or the Receipts. The Depositary may close the register at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder, or at the reasonable request of either Issuer.

            (c) RECEIPT REGISTRARS AND CO-TRANSFER AGENTS. If any Receipts or the Depositary Shares evidenced thereby are listed on one or more stock exchanges in the United States, the Depositary shall act as Receipt registrar or, upon the written request or with the approval of the Issuers, appoint a Receipt registrar or one or more co-registrars to register Receipts and transfers, combinations, split-ups and purchases of Receipts and to countersign Receipts in accordance with any requirements of such exchange or exchanges and with the terms of any such appointment.

Such Receipt registrar or co-registrars may be removed and a substitute or substitutes appointed by the Depositary upon the written request or with the approval of the Issuers. The Depositary, upon the written request or with the approval of the Issuers, may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary. Such co-transfer agents may be removed and substitutes appointed by the Depositary upon the written request or with the approval of the Issuers. Each Receipt registrar, co-registrar or co-transfer agent appointed under this Section 5.01 (other than Chemical Mellon Shareholder Services, L.L.C.) shall give notice in writing to each Issuer and the Depositary accepting such appointment and agreeing to be bound by the applicable terms of this Deposit Agreement.

            (d) LISTS OF HOLDERS. Each Issuer shall have the right, at its own expense, (i) to inspect transfer and registration records of the Depositary kept in connection with the Depositary's obligations pursuant to this Deposit Agreement; and (ii) to take copies thereof and require the Depositary, the Receipt registrar and any co-transfer agents or co-registrars to supply copies of such portions of such records as such Issuer may request. The Depositary shall furnish to each Issuer promptly upon the written request of such Issuer, a list of the names, addresses and holdings of record of Depositary Shares by all Holders as of a recent date.

            (e) DEPOSITARY'S AGENT. The Depositary may perform its obligations under this Section 5.01 through any agent appointed by it, provided that the Depositary shall notify each Issuer of such appointment and shall remain responsible for the performance of such obligations as if no agent were appointed.

            SECTION 5.02. PREVENTION OR DELAY IN PERFORMANCE. Neither the Depositary, its agents nor either Issuer shall incur any liability if, by reason of any present or future law, the provisions of or governing the Class B Shares or Triton Delaware Preferred Stock which are a part of the Shares or any other Deposited Securities, act of God, war or other circumstances beyond its control, the Depositary, its agents or either Issuer shall be prevented or forbidden from, or subjected to any civil or criminal penalty on account of, or delayed in, doing or performing any act or thing which by the terms of this Deposit Agreement it is provided shall be done or performed; nor shall the Depositary, its agents or either Issuer incur any liability to any Holder or other person by reason of any nonperformance or delay in performance, caused as aforesaid, of any act or thing that by the terms of this Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement.

            SECTION 5.03. OBLIGATIONS LIMITED. Neither Issuer assumes any obligation and shall not be subject to liability under this Deposit Agreement or the Receipts to Holders or other persons, except to perform such obligations as are specifically set forth and undertaken by it to perform in this Deposit Agreement without negligence, bad faith or willful misconduct. Each of the Depositary and its agents assumes no obligation and shall be subject to no liability under this Deposit Agreement or the Receipts to Holders or other persons, except to perform such obligations as are specifically set forth and undertaken by it to perform in this Deposit Agreement without negligence, bad faith or willful misconduct. Without limitation of the preceding sentence, none of the Depositary, its agents or the Issuers shall be (a) under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of the Class B Shares or Triton Delaware Preferred Stock which are a part of the Shares or any other Deposited Securities or the Receipts that in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required, or (b) liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, or any other person reasonably believed by it to be competent to give such advice or information. The Depositary, its agents and the Issuers may rely and shall be protected in acting upon any written notice, request, direction or other documents believed by it to be genuine and to have been signed or presented by the proper party or parties. The Depositary and its agents shall not be responsible for any failure to carry out any instructions to vote the Class B Shares or Triton Delaware Preferred Stock which are a part of the Shares or any of the other Deposited Securities, for the manner in which any such vote is cast or for the effect of any such vote, as long as such action or non-action is in good faith or in accordance with this Deposit Agreement. The Depositary and its agents may own and deal in any class of securities of the Issuers and their respective affiliates and in Receipts. The Depositary shall not lend the Shares. The Depositary agrees to comply with all information reporting and withholding requirements applicable to it under law or this Deposit Agreement in its capacity as Depositary. No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.

            SECTION 5.04. RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR DEPOSITARY. The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to each Issuer or be removed as Depositary by the joint action of each of the Issuers by written notice of such removal delivered to the Depositary, such resignation or removal to take effect upon the appointment of and acceptance by a successor depositary as hereinafter provided. In case at any time the Depositary acting hereunder shall resign or be removed, the Issuers shall, within 45 days after delivery of the notice of resignation or removal, as the case may be, use their best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the United States of America and having a combined capital and surplus of at least $50,000,000. Such requirement shall not apply to the Depositary initially appointed hereunder. If a successor depositary shall not have been appointed in 45 days, the resigning Depositary may petition a court of competent jurisdiction to appoint a successor depositary. Every successor depositary shall execute and deliver to its predecessor and to each Issuer an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor) but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Issuers shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, and such predecessor shall thereupon duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Holders. Any such successor depositary shall promptly mail notice of its appointment to the Holders.

            Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary, without the execution or filing of any document or any further act.

            SECTION 5.05. NOTICES AND REPORTS TO HOLDERS. On or before the first date on which either Issuer gives notice, by publication or otherwise, of any meeting of Holders of the Class B Shares or Triton Delaware Preferred Stock which are a part of the Shares or other Deposited Securities, as the case may be, or of any adjourned meeting of such holders, or of the taking of any action by such holders other than at a meeting, the applicable Issuer shall transmit to the Depositary a copy of the notice thereof in the form given or to be given to holders of such Class B Shares, Triton Delaware Preferred Stock or other Deposited Securities. Triton Cayman and Triton Delaware have delivered to the Depositary a copy of the provisions of or governing the Class B Shares and the Triton Delaware Preferred Stock, respectively, and promptly upon any amendment thereto or change therein, the applicable Issuer shall deliver to the Depositary a copy of such provisions as so amended or changed. The Depositary may rely upon such copy for all purposes of this Deposit Agreement. The Depositary will, at the expense of the applicable Issuer, promptly after receipt of such copy, transmit to the record holders of Depositary Shares, at the address recorded in the Depositary's books and will make such copy and such notices, reports and other communications available for inspection by Holders at the Depositary's Office and at any other designated transfer offices.

            SECTION 5.06. ISSUANCE OF ADDITIONAL SHARES, ETC. Each Issuer agrees that it will, with respect to each action described below taken by it, take all steps reasonably necessary to ensure that no violation by such Issuer or the Depositary of the Securities Act of 1933 will result from any issuance to the Holders of (a) additional Class B Shares, (b) additional Class A Shares, (c) rights to subscribe for Class A Shares or any other securities or any other rights of any nature, (d) securities convertible into or exchangeable for Class A Shares or Triton Delaware Preferred Stock or
(e) any securities issued as a distribution to the holders of its equity securities.

            Each Issuer agrees with the Depositary that neither such Issuer nor any company or person controlling or controlled by or under common control with such Issuer will at any time deposit any Class B Shares or Triton Delaware Preferred Stock, either upon original issue or upon a sale of Class B Shares or Triton Delaware Preferred Stock previously issued and reacquired by such Issuer or by any company under its control, unless (i) a registration statement is in effect as to such Class B Shares or Triton Delaware Preferred Stock under the Securities Act of 1933, or (ii) the Issuer provides the Depositary with an opinion of counsel reasonably satisfactory to the Depositary to the effect that either the offering and sale of such Class B Shares or Triton Delaware Preferred Stock is exempt from registration under the provision of such Act or the transaction is exempt under such Act; or (iii) counsel satisfactory to the Depositary shall have provided an opinion to the Depositary stating that such registration is not required.

            SECTION 5.07. INDEMNIFICATION. Each Issuer shall indemnify, defend and hold harmless the Depositary, any Receipt registrar, co-transfer agent, co-registrar or any other agent of the Depositary appointed hereunder (the "indemnified persons") against any loss, liability or expense (including reasonable fees and expenses of counsel) that may arise (a) out of acts performed or omitted in connection with this Deposit Agreement and the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by any indemnified person, except to the extent such loss, liability or expense is due to negligence, bad faith or willful misconduct of such indemnified person, or (ii) by such Issuer or any of its agents, or (b) out of or in connection with any offer or sale of Receipts, Depositary Shares, Class B Shares or Triton Delaware Preferred Stock or other Deposited Securities or any registration statement under the Securities Act of 1933 in respect thereof, except to the extent such loss, liability or expense is due to information (or omissions from such information) relating to such indemnified person and furnished in writing to either of the Issuers by such indemnified person expressly for use in a registration statement under the Securities Act of 1933. The obligations set forth in this Section 5.07 shall survive the termination of this Deposit Agreement and the succession or substitution of any indemnified person.

            SECTION 5.08. CHARGES OF DEPOSITARY. Triton Cayman and Triton Delaware agree to pay all charges and expenses of the Depositary and those of any Receipt registrar, co-transfer agent and co-registrar and any other agent of the Depositary appointed under this Deposit Agreement to be payable by Triton Cayman and Triton Delaware, notwithstanding the termination of this Deposit Agreement or the succession or substitution of any such person. Any other charges and expenses of the Depositary and its agents which are reasonably related to their obligations hereunder and which are not otherwise provided for herein will be paid by Triton Cayman and Triton Delaware after consultation and agreement between the Depositary and Triton Cayman as to the amount and nature of such charges and expenses. Such charges may at any time and from time to time be changed by agreement between Triton Cayman and the Depositary.

            SECTION 5.09. STATUTORY REPORTS. The Depositary shall make available for inspection by Holders at the Depositary's Office and at any other designated transfer offices any reports and communications received from either Issuer which are both (a) received by the Depositary or the nominee of either as the holder of Deposited Securities or Class B Shares or Triton Delaware Preferred Stock which are a part of the Shares and (b) made generally available to the holders of Class B Shares, Triton Delaware Preferred Stock or any other Deposited Securities by such Issuer. The Depositary will, promptly after receipt thereof from either Issuer, at the expense of such Issuer, transmit to the record holders of Receipts, in each case at the address recorded in the Depositary's books, copies of all notices and reports (including financial statements) required by law, by the rules of any national securities exchange upon which the Shares, the Depositary Shares or the Receipts are listed or by the Articles of Association or the Certificate of Designation to be furnished by either Issuer to the holders of the Shares. In connection with any registration statement relating to the Receipts, each Issuer and the Depositary shall furnish to the other and to the Commission such information as shall be required to make such filings or comply with such undertakings.


                                  ARTICLE VI

                           Amendment and Termination

            SECTION 6.01. AMENDMENT. The Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement among the Issuers and the Depositary in any respect. Any amendment that shall impose any fees, taxes or charges (other than fees and charges provided for herein or in the Receipts) or that shall otherwise prejudice any substantial existing right of Holders, shall not, however, become effective as to outstanding Receipts until the expiration of thirty days after notice of such amendment shall have been given to the Holders. Every Holder at the expiration of thirty days after such notice shall be deemed by holding such Receipt to consent and agree to such amendment and to be bound by the Deposit Agreement or the Receipts as amended thereby.

            SECTION 6.02. TERMINATION. The Depositary shall at any time at the direction of the Issuers terminate this Deposit Agreement by giving notice of such termination to the Holders at least 30 days prior to the date fixed in such notice for such termination. After the date so fixed for termination, the Depositary and its agents shall perform no further acts under this Deposit Agreement, except to advise Holders of such termination, to receive and hold distributions on Deposited Securities (or sell property or rights or convert Deposited Securities into cash as provided in this Deposit Agreement) and to deliver Deposited Securities, subject to the terms hereof, in exchange for Receipts surrendered to the Depositary. As soon as practicable after the expiration of six months from the date so fixed for termination, the Depositary shall sell the Deposited Securities and may thereafter (so long as it may lawfully do so) hold the net proceeds of any such sale, together with any other cash then held by it hereunder, without liability for interest, for the PRO
RATA benefit of the Holders of Receipts that have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations in respect of the Receipts and this Deposit Agreement, except to account for such net proceeds and other cash. After the date so fixed for termination, the Issuers shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary and its agents under Sections 5.07 and 5.08.


                                  ARTICLE VII

                                 Miscellaneous

            SECTION 7.01. COUNTERPARTS. This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument. Copies of this Deposit Agreement shall be filed with the Depositary and shall be open to inspection by any Holder during business hours.

            SECTION 7.02.  NO THIRD PARTY BENEFICIARIES.  This
Deposit Agreement is for the exclusive benefit of the parties hereto, and their respective successors hereunder, and shall not give any legal or equitable right, remedy or claim whatsoever to any other person.

            SECTION 7.03. SEVERABILITY. In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

            SECTION 7.04. HOLDERS PARTIES; BINDING EFFECT. The Holders and owners of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance thereof.

            SECTION 7.05. NOTICES. (a) TO TRITON CAYMAN. Any and all notices to be given to Triton Cayman shall be duly given if personally delivered or sent by mail, first class postage prepaid, or by cable, telex or facsimile transmission in each case confirmed by letter, addressed to Triton Energy Limited, Caledonian House, Mary Street, P.O. Box 1043, George Town, Grand Cayman, Cayman Islands, Attention: David Sargison, with a copy to Triton Energy Corporation, at the address set forth in (b) below, or any other address which Triton Cayman may specify in writing to the Depositary.

            (b) TO TRITON DELAWARE. Any and all notices to be given to Triton Delaware shall be duly given if personally delivered or sent by mail first class postage prepaid, or by cable, telex or facsimile transmission in each case confirmed by letter, addressed to Triton Energy Corporation, 6688 North Central Expressway, Suite 1400, Dallas, Texas 75206-9926, Attention:
Legal Department; Facsimile no.: (214) 691-0198, or any other address which Triton Delaware may specify in writing to the Depositary.

            (c) TO THE DEPOSITARY. Any and all notices to be given to the Depositary shall be duly given if personally delivered or sent by mail, first class postage prepaid, or by cable, telex or facsimile transmission in each case confirmed by letter, addressed to Chemical Mellon Shareholder Services, L.L.C., Reorganization Department, 120 Broadway, 13th Floor, New York, NY 10271, which is the location of the Depositary's Office on the date of this Deposit Agreement, or any other address which the Depositary may specify in writing to the Issuers.

            (d) TO THE HOLDERS. Any and all notices to be given to any Holder shall be duly given if personally delivered or sent by mail, first class postage prepaid, or by cable, telex or facsimile transmission in each case confirmed by letter, addressed to such Holder at the address of such Holder as it appears on the transfer books for Receipts of the Depositary, or, if such Holder shall have filed with the Depositary a written request that notices intended for such Holder be mailed to some other address, at the address designated in such request.

            (e) GENERAL. Notice given as aforesaid, (i) to the Issuers or the Depositary, shall be deemed to be effected when received, and (ii) to a Holder by mail or by cable, telex or facsimile transmission, shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, first class postage prepaid, in a post-office letter box. The Depositary or either Issuer may act upon any cable, telex or facsimile transmission received by it from the other or from any Holder, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed as aforesaid.

            SECTION 7.06. GOVERNING LAW. This Deposit Agreement and the Receipts shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York, without regard for the choice of law doctrines of such state.


            IN WITNESS WHEREOF, TRITON ENERGY LIMITED, TRITON ENERGY CORPORATION and CHEMICAL MELLON SHAREHOLDER SERVICES, L.L.C. have duly executed this Deposit Agreement as of the day and year first above set forth and all holders of Receipts shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof.


                                       TRITON ENERGY LIMITED



                                       By:
                                            ------------------------------
                                            Title:



                                       TRITON ENERGY CORPORATION



                                       By:
                                            ------------------------------
                                            Title:



                                       CHEMICAL MELLON SHAREHOLDER
                                         SERVICES, L.L.C.



                                       By:
                                            ------------------------------
                                            Title:

                                                                 EXHIBIT A
                                                                    TO
                                                             DEPOSIT AGREEMENT



                           [FORM OF FACE OF RECEIPT]

                              DEPOSITARY RECEIPT

                                  evidencing

                               DEPOSITARY SHARES

                                 representing

                                 EQUITY UNITS
                                 consisting of
                            CLASS B ORDINARY SHARES
                                      of
                             TRITON ENERGY LIMITED
                             (Organized under the
                          laws of the Cayman Islands)
                                      and
                         PARTICIPATING PREFERRED STOCK
                                      of
                           TRITON ENERGY CORPORATION
                             (Organized under the
                               laws of Delaware)



No.
    --------------------------


            CHEMICAL MELLON SHAREHOLDER SERVICES, L.L.C., incorporated under the laws of the State of New York, as depositary (the "Depositary"), hereby certifies that __________ is the owner of _________ Depositary Shares ("Depositary Shares"), representing deposited units (which shall be paired) or rights to receive units ("Shares"), each consisting of one Class B Ordinary Share, par value $.01 per share ("Class B Shares"), of TRITON ENERGY LIMITED, a company organized under the laws of the Cayman Islands ("Triton Cayman"), (as adjusted from time to time for distributions upon Class B Shares referred to in
Section 4.02 of the Deposit Agreement (hereinafter defined) or changes in Class B Shares referred to in Section 4.07 of the Deposit Agreement) and one-tenth of one share of Participating Preferred Stock, par value $.01 per share ("Triton Delaware Preferred Stock"), of TRITON ENERGY CORPORATION, a corporation organized under the laws of Delaware ("Triton Delaware" and, together with Triton Cayman, the "Issuers") (except as otherwise provided in Sections 4.07 or
4.08 of the Deposit Agreement).

            (1) THE DEPOSIT AGREEMENT. This Depositary Receipt is one of the receipts (the "Receipts") executed and delivered pursuant to the Deposit Agreement dated as of __________, 1996, (as amended from time to time, the "Deposit Agreement") by and among the Issuers, the Depositary and all registered holders ("Holders") from time to time of Receipts, each of whom by accepting a Receipt becomes a party thereto, bound by all applicable terms and provisions thereof and hereof. The Deposit Agreement sets forth the rights of Holders and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash, from time to time received in respect of such Shares and held thereunder (such Shares, securities, property and cash, collectively, the "Deposited Securities").
Copies of the Deposit Agreement and of each Issuer's provisions of or governing Deposited Securities are on file at the Depositary's Office and at any other designated transfer offices. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions thereof. The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities.

            (2) WITHDRAWAL OF DEPOSITED SECURITIES. Until such time as the Triton Cayman and Triton Delaware otherwise notify the Depositary, the Deposited Securities represented by Depositary Shares may not be withdrawn. If at any time Triton Cayman and Triton Delaware determine to permit such withdrawal, upon surrender of this Receipt at the Depositary's Office or at such other offices as it may designate, subject to the Deposit Agreement and to the provisions of or governing Deposited Securities, the Holder hereof is entitled to the delivery without unreasonable delay at the office of the Depositary to such Holder or upon such Holder's order of the Deposited Securities at the time represented by the Depositary Shares evidenced by this Receipt. To the extent that fractional interests in Shares or other Deposited Securities are not available for delivery, the Depositary may at its option deliver a Receipt or cash proceeds thereof in lieu of any such fractional interest to which any person would be entitled pursuant to the preceding sentence. At the request, risk and expense of the Holder hereof, the Depositary may deliver such Deposited Securities at such other place as may have been requested by the Holder. Delivery of Deposited Securities may be made by the delivery of certificates to the extent such Deposited Securities may be represented by certificates.

            (3) TRANSFERS, SPLIT-UPS AND COMBINATIONS. This Receipt is transferable on the register maintained by the Depositary by the Holder hereof in person or by duly authorized attorney, upon surrender of this Receipt at any designated transfer office properly endorsed or accompanied by proper instruments of transfer and duly stamped as may be required by applicable law; PROVIDED that the Depositary may close the Receipt register at any time or from time to time when deemed expedient by it in connection with the performance of its duties under the Deposit Agreement or at the reasonable request of either Issuer. This Receipt may be split into other Receipts or may be combined with other Receipts into one Receipt, evidencing the same aggregate number of Depositary Shares as those evidenced by this Receipt when surrendered.

            (4) CERTAIN LIMITATIONS. As a condition precedent to the execution and delivery, registration, registration of transfer, split-up or combination of any Receipt, the delivery of any distribution thereon (including any distributions on Class B Shares and Triton Delaware Preferred Stock) or the withdrawal of any Deposited Securities, the Depositary or the Issuers may require of the Holder, the presenter of this Receipt or the depositor of Shares:
(a) payment of a sum sufficient to pay or reimburse it for payment of (i) any stock transfer or other tax or other governmental charge with respect thereto and (ii) any transfer or registration fees for the registration of transfers of the Class B Shares or Triton Delaware Preferred Stock which are a part of the Shares or other Deposited Securities upon any applicable register; (b) the production of proof satisfactory to it as to the identity and genuineness of any signature and as to any other matter contemplated by Section 3.01; and, (c) compliance with such reasonable regulations, if any, as the Depositary may establish consistent with the provisions of the Deposit Agreement. The delivery of Receipts against deposits of Shares may be suspended, deposits of Shares may be refused, or the registration of transfer of Receipts, their split-up or combination or the withdrawal of Deposited Securities may be suspended, in particular instances or generally, when the Receipt register or any register for the Class B Shares or the Triton Delaware Preferred Stock which are a part of the Shares or other Deposited Securities is closed, or any time or from time to time when any such action is deemed necessary or advisable by the Depositary or either Issuer for any reason, including without limitation any requirement of law or of any government or governmental body or commission, any provision of the Deposit Agreement or the provisions of or governing Deposited Securities, any meeting of holders of the Class B Shares or the Triton Delaware Preferred Stock which are a part of the Shares or any payment of dividends. The Depositary will not issue Receipts for rights to receive Shares (except for evidence of rights to receive Shares from Triton Cayman, or any registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares) unless such rights are fully collateralized with cash or United States government securities. Such collateral, but not the earnings thereon, shall be held for the benefit of the Holders. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered pursuant to the provisions of the Securities Act of 1933, unless a registration statement under the Securities Act of 1933 is in effect as to such Shares. The Depositary will comply with written instructions of Triton Cayman not to accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate Triton Cayman's compliance with the securities laws in the United States.

            (5) LIABILITY OF HOLDER FOR TAXES. If any tax or other governmental charge shall become payable by or on behalf of the Depositary with respect to any Receipt or any Class B Shares or Triton Delaware Preferred Stock which are a part of the Shares or any other Deposited Securities represented by the Depositary Shares evidenced by such Receipt, such tax or other governmental charge shall be payable by the Holder of such Receipt, who shall pay the amount thereof to the Depositary. The Depositary may refuse to effect registration of transfer of such Receipt or any split-up or combination thereof or any withdrawal of such Deposited Securities until such payment is made, and may withhold or deduct from any distributions on the Class B Shares or Triton Delaware Preferred Stock which are a part of such Shares or such Deposited Securities or may sell for the account of the Holder thereof any part or all of such Deposited Securities (after attempting by reasonable means to notify such Holder prior to such sale), and may apply such cash or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder of such Receipt remaining liable for any deficiency.

            (6) WARRANTIES BY DEPOSITOR. Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that the Class B Shares and Triton Delaware Preferred Stock which are a part of such Shares and each certificate therefor are validly issued and outstanding, fully paid, nonassessable and free of preemptive rights, and that the person making such deposit is duly authorized so to do. Such representations and warranties shall survive the deposit of Shares and the execution and delivery of Receipts therefor.

            (7) CHARGES OF DEPOSITARY. Triton Cayman and Triton Delaware will pay all charges and expenses of the Depositary and those of any Receipt registrar, co-transfer agent, co-registrar and any other agent of the Depositary incurred by the Depositary or any such person in the exercise of its duties and obligations under the Deposit Agreement in accordance with agreements entered into among the Depositary, Triton Delaware and Triton Cayman from time to time, except Triton Cayman and Triton Delaware shall not pay or be liable for (i) stock transfer or other taxes and other governmental charges (which are payable by Holders or persons depositing Shares and (ii) any transfer or registration fees for the registration of transfers of deposited Shares and other Deposited Securities on any applicable register incurred at the request of Holders delivering Shares, Receipts or Deposited Securities (which are payable by such persons or Holders).

            (8)  TITLE TO RECEIPTS.  Title to this Receipt (and to the
Deposited Securities represented by the Depositary Shares evidenced hereby), when properly endorsed or accompanied by properly executed instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; PROVIDED that until a Receipt shall be transferred on the books of the Depositary as provided in Section 2.04 of the Deposit Agreement, the Depositary may, notwithstanding any notice to the contrary, treat the person in whose name this Receipt is registered or shown in the register maintained by the Depositary as the absolute owner hereof for the purpose of determining the person entitled to any distribution or notice and for all other purposes.

            (9) VALIDITY OF RECEIPT. This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose unless executed by the Depositary by the manual signature of a duly authorized officer of the Depositary, provided that such signature may be a facsimile if a Receipt registrar for the Receipts shall have been appointed, by the manual signature of a duly authorized officer of such registrar or any co-registrar.


Dated:                                    CHEMICAL MELLON SHAREHOLDER
                                            SERVICES, L.L.C.
                                            as Depositary


                                          By:
                                               -------------------------
                                                (Title)



            As of the date of the Deposit Agreement, the address of the Depositary's Office is Chemical Mellon Shareholder Services, L.L.C., Reorganization Department, 120 Broadway, 13th Floor, New York, New York, 10271.

                         [FORM OF REVERSE OF RECEIPT]

                   SUMMARY OF CERTAIN ADDITIONAL PROVISIONS
                           OF THE DEPOSIT AGREEMENT


            (10) DISTRIBUTIONS UPON DEPOSITED SECURITIES. Whenever the Depositary shall receive any cash dividend or other cash distribution (other than a cash distribution on a purchase of the Shares pursuant to Section 4.08 of the Deposit Agreement) upon the Class B Shares or Triton Delaware Preferred Stock which are a part of any Shares or any other Deposited Securities, the Depositary shall, after fixing a record date in respect thereof pursuant to
Section 4.05 of the Deposit Agreement, subject to the Deposit Agreement, distribute the amount thus received, by checks drawn on a bank in The City of New York, to the Holders on such record date of Receipts evidencing Depositary Shares representing such Deposited Securities, in proportion to the number of Depositary Shares representing such Deposited Securities held by each of them respectively; PROVIDED that the Depositary shall make appropriate adjustments in the amounts so distributed in respect of (a) any of such Deposited Securities being not entitled, by reason of its date of issuance or otherwise, to receive all or any portion of such distribution or (b) any amounts required to be withheld by either of the Issuers or the Depositary from any such distribution on account of taxes. Each such distribution shall be accompanied or preceded by a notice from the Depositary to each Holder specifying the portion of such dividend or distribution consisting of a dividend or distribution on Class B Shares and the portion of such dividend or distribution consisting of a dividend or distribution on Triton Delaware Preferred Stock. The Depositary shall distribute only such amount as can be distributed without distributing to any Holder a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders of Receipts then outstanding.

            If any distribution upon any Class B Shares which are a part of the Shares consists of a dividend in, or free distribution (through capitalization of profits or otherwise) of, Class B Shares, each Depositary Share shall thenceforth also represent its proportionate interest in the additional Class B Shares so distributed and each Share shall thereupon include its proportionate interest in such additional Class B Shares. Triton Cayman agrees that it will take all necessary action, and comply in all material respects with all applicable United States and Cayman Islands laws and regulations, in order to permit any such distribution to be made to the Holders, including, without limitation, causing, if necessary, a registration statement under the Securities Act of 1933 covering such offering to be declared effective and to remain in effect; PROVIDED that if the aggregate fair market value as determined by Triton Cayman of the Class B Shares to be issued to the Depositary on behalf of the Holders is less than $5,000,000, (i) Triton Cayman will not be required to so comply or take such action and (ii) the Depositary (after consultation with Triton Cayman) shall, in lieu making such rights available to the Holders, sell or otherwise dispose of such Class B Shares and distribute the net proceeds as in the case of a distribution received in cash.

            If Triton Cayman shall offer or cause to be offered to the holders of any of its securities constituting a part of the Deposited Securities any rights to subscribe for or acquire additional Class A Shares or any other securities of Triton Cayman or any other rights of any nature which it is required to offer or cause to be offered to the holders of such securities pursuant to the Articles of Association or the Companies Act, the Depositary shall distribute the warrants or other instruments representing such rights in such form as it may determine (after consultation with Triton Cayman) to the Holders of Receipts evidencing Depositary Shares representing Deposited Securities, on a record date fixed pursuant to Section 4.05 of the Deposit Agreement in proportion to the number of Depositary Shares representing Deposited Securities held by each of them respectively, or employ such other method (after consultation with Triton Cayman) as it may deem feasible in order to facilitate the exercise, sale or transfer of such rights by such Holders. Triton Cayman agrees that it will take all necessary actions, and comply in all material respects with all applicable United States and Cayman Islands laws and regulations, in order to permit such rights to be offered to the Holders, including without limitation, causing a registration statement under the Securities Act of 1933 covering such offering to be declared effective and remain in effect; PROVIDED that if the aggregate fair market value as determined by Triton Cayman of the Class A Shares or any other securities with respect to which such rights are issued to the Depositary on behalf of the Holders is less than $5,000,000, (i) Triton Cayman will not be required to so comply or take such action and (ii) the Depositary (after consultation with Triton Cayman) shall, in lieu of making such rights available to the Holders, sell or otherwise dispose of such rights and distribute the net proceeds thereof as in the case of a distribution received in cash.

            Notwithstanding the foregoing, if any rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary in its sole discretion may sell such rights or such warrants or other instruments at public or private sale, at such place or places and upon such terms as it may deem proper, and may allocate the proceeds of such sales for the account of the Holders otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions, or the date of delivery of any Receipt or Receipts, or otherwise, and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash.

            If Triton Cayman makes a distribution of securities or other property (other than cash, Class B Shares or a distribution of rights) to the holders of any of its securities constituting a part of the Deposited Securities which it is required to offer or cause to be offered to the holders of such securities by the Articles of Association or the Companies Act, the Depositary shall cause the securities or property so distributable to be distributed to the Holders of Receipts evidencing Depositary Shares representing Deposited Securities on a record date fixed pursuant to the Deposit Agreement, in proportion to the number of Depositary Shares representing Deposited Securities held by each of them respectively, in, any manner that the Depositary may (after consultation with Triton Cayman) deem equitable and practicable for accomplishing such distribution, including, in the case of securities, with the consent of Triton Cayman, depositing such securities in a depositary share facility for such securities and distributing to the Holders depositary shares representing the securities so deposited; PROVIDED that if, in the case of a distribution, (other than a distribution in respect of Deposited Securities of securities having an aggregate fair market value as determined by Triton Cayman of $5,000,000 or more), in the opinion of the Depositary (after consultation with Triton Cayman) such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including any tax withholding requirement) the Depositary deems such distribution not to be feasible, the Depositary may (after consultation with Triton Cayman) adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the distribution by the Depositary to the Holders of the net proceeds of any such sale as in the case of a distribution received in cash. Triton Cayman agrees that it will take all necessary action, and comply in all material respects with all applicable United States and Cayman Islands laws and regulations, in order to permit any such distribution to be made to the Holders, including without limitation, causing, if necessary, a registration statement under the Securities Act of 1933 covering such offering to be declared effective and to remain in effect (other than a distribution in respect of Deposited Securities of securities having an aggregate fair market value as determined by Triton Cayman of $5,000,000 or less). Notwithstanding the foregoing, in lieu of distributing fractions of such securities, the Depositary may sell that number of such securities represented by the aggregate of such fractions and distribute the net proceeds of such sale as in the case of a distribution received in cash.

            No such distribution shall alter the composition of a Share.

            (11) RECORD DATES. Whenever any distribution is being made upon the Class B Shares or Triton Delaware Preferred Stock which are a part of the Shares or any other Deposited Securities or any meeting of holders of such Class B Shares, Triton Delaware

Preferred Stock or other Deposited Securities is being held or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary shall fix a record date for the determination of the Holders of Receipts evidencing Depositary Shares representing Deposited Securities who shall be entitled to receive such distribution or the net proceeds of the sale thereof, to give instructions for the exercise of voting rights at any such meeting, to receive such notice or solicitation or to act in respect of such other matter. Subject to the Deposit Agreement, only such Holders at the close of business on such record date shall be entitled to receive any such distribution or proceeds, to give such voting instructions, to receive such notice or solicitation or to act in respect of any such other matter. Whenever a distribution (whether of cash, rights or otherwise) is made on the Class B Shares or Triton Delaware Preferred Stock which are part of the Shares or any other Deposited Securities, and a record date is fixed by Triton Cayman or Triton Delaware for the purpose of determining the persons entitled to receive such distribution, or proceeds, to give such voting instructions, to receive such notice or solicitation or to act in respect of any such other matter, then unless Triton Cayman or Triton Delaware, as the case may be, otherwise agrees, the Depositary shall choose the same record date.

            (12) VOTING OF DEPOSITED SECURITIES. As soon as practicable after receipt of notice of any meeting or solicitation of consents or proxies of holders of the Class B Shares or Triton Delaware Preferred Stock which are a part of the Shares or any other Deposited Securities, the Depositary shall mail to the Holders a notice containing (a) such information as is contained in such notice of meeting or solicitation, and (b) a statement that each Holder at the close of business on a specified record date will be entitled, subject to any of the provisions of law and the provisions of or governing Deposited Securities, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to such Class B Shares, Triton Delaware Preferred Stock or other Deposited Securities represented by the Depositary Shares evidenced by such Holders' Receipts, including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person designated by the applicable Issuer, (c) a statement as to the manner in which such instructions may be given and (d) if applicable, a statement of the procedures to be followed to permit the Holder to attend any meeting in person and exercise voting and other powers available to holders of such Class B Shares, Triton Delaware Preferred Stock or any other Deposited Securities. Upon the written request of a Holder on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as practicable and permitted under any applicable provisions of law and the provisions of or governing Deposited Securities to vote or cause to be voted such Class B Shares, Triton Delaware Preferred Stock or other Deposited Securities represented by the Depositary Shares evidenced by such Holder's Receipts in accordance with any nondiscretionary instructions set forth in such request.
The Depositary shall not vote any Class B Shares, Triton Delaware Preferred Stock or other Deposited Securities except in accordance with written instructions from Holders entitled hereunder to give such instructions.

            (13) CHANGES AFFECTING DEPOSITED SECURITIES. Upon any change in par value, split-up, division, subdivision, consolidation, cancellation or any other reclassification of Class B Shares or any other Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting Triton Cayman or to which it is a party, any securities that shall be received by the Depositary in exchange for, or in conversion, replacement, or otherwise in respect of, Class B Shares or any other Deposited Securities shall be treated as Deposited Securities under the Deposit Agreement, and this Receipt shall thenceforth evidence Depositary Share(s) representing the right to receive the Deposited Securities including the securities so received. In any such case the Depositary may with Triton Cayman's approval, and shall if Triton Cayman shall so request, subject to the Deposit Agreement call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such newly received Deposited Securities.

            Upon any change in par value, split-up, consolidation, cancellation or any other reclassification of Triton Delaware Preferred Stock, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting Triton Delaware or to which it is a party, or in connection with the liquidation, dissolution or winding up of Triton Delaware, any securities that shall be received by the Depositary in exchange for, or in conversion, replacement, or otherwise in respect of, Triton Delaware Preferred Stock shall be distributed to the Holders in the same manner as provided in Section 4.04 of the Deposit Agreement with respect to distributions for which Section 4.04 is applicable, and thereafter (subject to Section 4.09 of the Deposit Agreement) a Share shall consist only of Class B Shares and all other Deposited Securities other than the Triton Delaware Preferred Stock except where such securities are received in respect of Triton Delaware Preferred Stock.

            (14) PURCHASE OF SHARES BY TRITON CAYMAN OR TRITON DELAWARE. Whenever Triton Cayman or Triton Delaware shall elect to purchase all or part of the Shares, the Depositary shall surrender the Shares pursuant to the terms as found in such notice and mail to the Holders a notice containing (a) such information as is contained in such notice of purchase and (b) a statement that, on and after a date specified by the Depositary in such notice, the Holder of this Receipt shall be entitled to receive, upon presentation of this Receipt at the Depositary's office, the purchase price for the Shares being purchased represented by the Depositary Shares evidenced by such Receipts less any amount required to be withheld by Triton Cayman, Triton

Delaware or the Depositary from any such payment in respect of taxes.

            The Depositary shall, as directed by Triton Cayman or Triton Delaware, mail to each Holder, first class postage prepaid, the notice of the purchase of Shares, not less than 30 and not more than 60 days prior to the date fixed for purchase (the "purchase date") of such Shares. Neither failure to mail any such notice to one or more such holders nor any defect in any notice shall affect the sufficiency of the proceedings for purchase.

            In case fewer than all the outstanding Shares are to be purchased, the Shares to be purchased shall be selected by lot or pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method determined by the Board of Directors of Triton Cayman or Triton Delaware, as the case may be.

            Notice having been mailed by the Depositary as aforesaid, from and after the purchase date (unless Triton Cayman or Triton Delaware, as the case may be, shall have failed to purchase the Shares to be purchased by it as set forth in its notice provided for above), the Shares called for purchase and the Depositary Shares representing such Shares shall be deemed no longer to be outstanding and all rights of the holders of Receipts evidencing the Depositary Shares representing the Shares (except the right to receive the Class A Shares (or Class C Shares) or cash or a combination thereof upon purchase) shall, to the extent of such Shares purchased, cease and terminate.

            Upon surrender in accordance with said notices of the Receipts evidencing the Depositary Shares representing the Shares purchased (properly endorsed or assigned for transfer, if the Depositary shall so require), such Receipts shall entitle the Holder thereof to receive (as nearly as may be practicable without creating fractional shares), the number of Class A Shares or Class C Shares or amount of cash or combination thereof required to purchase the Shares represented by the Depositary Shares evidenced by such Receipts and the Receipts shall thereafter evidence the right to receive Deposited Securities (other than the Shares); provided that, at Triton Cayman's request, if Class C Shares are used to purchase the Shares, the Depositary shall distribute the cash portion of the purchase price, if any, to the holders of the Receipts being purchased as in the case of a distribution pursuant to Section 4.01 and such Receipts shall thereafter represent the number of Class C Shares (as nearly may be practicable without creating fractional shares) required to purchase the Shares represented by the Depositary Shares evidenced by such Receipts (less the cash portion, if any, of the purchase price) and the right to receive the Deposited Securities (other than the Shares), if any. In any such case, the Depositary may, with Triton Cayman's approval, and shall if Triton Cayman shall so request, at the time of the distribution of the cash, Class A Shares or combination thereof in connection with the purchase of the Shares, call for the presentation and surrender of this Receipt and distribute the Class C Shares and the remaining Deposited Securities, if any, to the Holders in proportion to the number of Depositary Shares representing Deposited Securities held by each such Holder.

            To the extent any part of the purchase price for the Shares is paid in cash, such amount shall be paid by checks drawn on a bank in The City of New York. From and after the purchase date unless Triton Cayman or Triton Delaware, as the case may be, shall have failed.

            If fewer than all of the Shares represented by Depositary Shares evidenced by this Receipt are called for purchase, the Depositary will deliver to the holder of this Receipt upon its surrender to the Depositary, a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not called for purchase, together with the Class A Shares or Class C Shares (if distributed) or cash or combination thereof for the Shares called for purchase and if Class C Shares are used and Triton Cayman requests that certificates for Class C Shares not be distributed as provided above, a Receipt evidencing the Class C Shares.

            To the extent that Shares are purchased for Class A Shares (or Class C Shares) and all of such Class A Shares (or Class C Shares) cannot be distributed to the record holders of Receipts without creating fractional interests in such Class A Shares (or Class C Shares), the Depositary may, with the consent or Triton Cayman, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of such Class A Shares (or Class C Shares) representing in the aggregate such fractional interests at such place or places and upon such terms as it may deem proper, and the net proceeds of any such sale shall, subject to Section 3.02, be distributed or made available for distribution to such record holders that would otherwise receive fractional interests in such Class A Shares (or Class C Shares).

            (15) EXCHANGE OF RECEIPTS. In the event that the Board of Directors of Triton Cayman determines pursuant to the Articles of Association (whether as a result of the redemption of Triton Delaware Preferred Stock, the liquidation, dissolution or winding up of Triton Delaware or otherwise) to cause the Class B Shares (or Class C Shares) to be converted into Class A Shares then, as soon as practicable upon the receipt of written notice from the Issuers, the Depositary shall call for the surrender of outstanding Receipts to be exchanged for Class A Shares.

            (16) REPORTS, INSPECTION OF REGISTER. The Depositary shall make available for inspection by Holders at the Depositary's Office and at any other designated transfer offices any reports and communications received from either Issuer which are both (a) received by the Depositary or the nominee of either as the holder of Deposited Securities or Class B Shares or Triton Delaware Preferred Stock which are a part of the Shares and (b) made generally available to the holders of Class B Shares, Triton Delaware Preferred Stock or any other Deposited Securities by such Issuer. The Depositary will, promptly after receipt thereof from either Issuer, at the expense of the applicable Issuer, transmit to the record holders of Receipts copies of all notices and reports (including financial statements) required by law, by the rules of any national securities exchange upon which the Shares, the Depositary Shares or the Receipts are listed or by the Articles of Association or Certificate of Designation to be furnished by either Issuer to the holders of the Shares. The Depositary will keep at its transfer office in the Borough of Manhattan, The City of New York, a register for the registration of Receipts and their transfer that at all reasonable times shall be open for inspection by the Holders and the Issuers; PROVIDED that such inspection shall not be for the purpose of communication with Holders in the interest of a business or object other than the business of the Issuers or a matter related to the Deposit Agreement or the Receipts.

            (17) WITHHOLDING. In connection with any distribution (which for this purpose shall include redemption of the Triton Delaware Preferred Stock and purchase of the Shares pursuant to the Deposit Agreement) to Holders, each Issuer will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by such Issuer; and the Depositary will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Depositary. Notwithstanding anything contained herein to the contrary, if the Depositary determines that any distribution in property other than cash (including rights) on Deposited Securities is subject to any tax that the Depositary is obligated to withhold, the Depositary may (after consultation with Triton Cayman if practicable) dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders entitled thereto.

            (18) LIABILITY OF THE ISSUERS AND THE DEPOSITARY. Neither the Depositary, its agents nor either Issuer shall incur any liability if, by reason of any present or future law, the provisions of or governing the Class B Shares or Triton Delaware Preferred Stock which are a part of the Shares or any other Deposited Securities, act of God, war or other circumstances beyond its control, the Depositary, its agents or either Issuer shall be prevented or forbidden from, or subjected to any civil or criminal penalty on account of, or delayed in, doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed; nor shall the Depositary, its agents or either Issuer incur any liability to any Holder or either person by reason of any nonperformance or delay in performance, caused as aforesaid, of any act or thing that by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement. Neither Issuer assumes any obligation and shall not be subject to liability under the Deposit Agreement or the Receipts to Holders or other persons, except to perform such obligations as are specifically set forth and undertaken by it to perform in the Deposit Agreement without negligence, bad faith or willful misconduct. Each of the Depositary and its agents assumes no obligation and shall be subject to no liability under the Deposit Agreement or the Receipts to Holders or other persons, except to perform such obligations as are specifically set forth and undertaken by it to perform in the Deposit Agreement without negligence, bad faith or willful misconduct. Without limitation of the preceding sentence, none of the Depositary, its agents or the Issuers shall be (a) under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of the Class B Shares or Triton Delaware Preferred Stock which are a part of the Shares or any other Deposited Securities or the Receipts that in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required, or (b) liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, or any other person reasonably believed by it to be competent to give such advice or information. The Depositary, its agents and the Issuers may rely and shall be protected in acting upon any written notice, request, direction or other documents believed by it to be genuine and to have been signed or presented by the proper party or parties. The Depositary and its agents shall not be responsible for any failure to carry out any instructions to vote the Class B Shares or Triton Delaware Preferred Stock which are a part of the Shares or any of the other Deposited Securities, for the manner in which any such vote is cast or for the effect of any such vote, as long as such action or non-action is in good faith or in accordance with the Deposit Agreement. The Depositary and its agents may own and deal in any class of securities of the Issuers and their respective affiliates and in Receipts. The Depositary shall not lend the Shares. The Depositary agrees to comply with all information reporting and withholding requirements applicable to it under law or the Deposit Agreement in its capacity as Depositary. No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.

            (19) RESIGNATION AND REMOVAL OF DEPOSITARY. The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to each Issuer or be removed by the joint action of each of the Issuers by written notice of such removal delivered to the Depositary, such resignation or removal to take effect upon the appointment of and acceptance by a successor depositary as provided in the Deposit Agreement.

            (20) AMENDMENT OF DEPOSIT AGREEMENT AND RECEIPTS. The Receipts and the Deposit Agreement may at any time and from time to time be amended by agreement among the Issuers and the Depositary in any respect. Any amendment that shall impose or increase any fees, taxes or charges (other than the fees and charges referred to in clauses (i) and (ii) in paragraph (7) hereto) or that shall otherwise prejudice any substantial existing right of Holders, shall not, however, become effective as to outstanding Receipts until the expiration of thirty days after notice of such amendment shall have been given to the Holders. Every Holder at the expiration of thirty days after such notice shall be deemed by holding such Receipt to consent and agree to such amendment and to be bound by the Deposit Agreement or the Receipts as amended thereby.

            (21) TERMINATION OF DEPOSIT AGREEMENT. The Depositary shall at any time at the direction of the Issuers terminate the Deposit Agreement by giving notice of such termination to the Holders at least 30 days prior to the date fixed in such notice for such termination. After the date so fixed for termination, the Depositary and its agents shall perform no further acts under the Deposit Agreement, except to advise Holders of such termination, to receive and hold distributions on Deposited Securities (or sell property or rights or convert Deposited Securities into cash as provided in the Deposit Agreement) and to deliver Deposited Securities, subject to the terms of the Deposit Agreement, in exchange for Receipts surrendered to the Depositary. As soon as practicable after the expiration of six months from the date so fixed for termination, the Depositary shall sell the Deposited Securities and may thereafter (so long as it may lawfully do so) hold the net proceeds of any such sale, together with any other cash then held by it hereunder, without liability for interest, for the PRO RATA benefit of the Holders of Receipts that have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations in respect of this Receipt and the Deposit Agreement, except to account for such net proceeds and other cash. After the date so fixed for termination, the Issuers shall be discharged from all obligations under the Deposit Agreement except for their obligations to the Depositary and its agents under the Deposit Agreement.